                                 EXHIBIT 23(E)



                       CONSENT OF BRICKER & MELTON, P.A.



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use of our report dated March 15, 1996, relating to the consolidated financial statements of Commercial Bancorp of Georgia, Inc. and Subsidiary (formerly Commercial Bancorp of Gwinnett, Inc.), and our report dated January 25, 1994, relating to the consolidated financial statements of Commercial Bancorp of Gwinnett, Inc. and Subsidiary, included in the Registration Statement on Form S-4 and Proxy Statement.



                                                /s/ Bricker & Melton, P.A.


Duluth, Georgia
May 24, 1996